SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May19, 2004

               EverTrust Financial Group, Inc.
(Exact name of registrant as specified in its charter)

Washington State or other jurisdiction of incorporation	0-26993 Commission File Number	91-1613658 (I.R.S. Employer Identification No.)

2707 Colby Avenue, Suite 600, Everett, Washington (Address of principal executive offices)		98201 (Zip Code)

Registrant's telephone number (including area code) (425) 258-3645

                         Not Applicable
(Former name or former address, if changed since last report)

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Item 5. Other Events

        On May 19, 2004, EverTrust Financial Group, Inc. ("Company") issued a press release regarding the appointment of Malcolm R. Harding to the position of senior vice president of its principal subsidiary, EverTrust Bank. A copy of the press release is attached as Exhibit 99.1 and incorporated herein by reference.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

        Exhibit

          99.1        Press Release dated May 19, 2004.

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SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

EVERTRUST FINANCIAL GROUP, INC.

DATE: May 20, 2004	By: /s/Jeffrey R. Mitchell Jeffrey R. Mitchell Vice President and Chief Financial Officer

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Exhibit 99.1

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FOR IMMEDIATE RELEASE	Contact: Brad Ogura EverTrust Financial Group, Inc. 425/258-0380

EverTrust Bank Announces New Senior Vice President
Former PNWB Executive to Head Private Client Group

May 19, 2004 -- Everett, WA -- EverTrust Financial Group, Inc. (Nasdaq: EVRT) today reported that Malcolm R. Harding has been appointed by its Board of Directors to the position of senior vice president of its principal subsidiary, EverTrust Bank. Mr. Harding will be responsible for the overall leadership, management and strategic development of the Bank’s private client group, which includes business banking, private banking and wealth management services.

Mr. Harding, most recently of Pacific Northwest Bank where he served as vice president and community business manager, brings over 37 years of Puget Sound banking experience to EverTrust. “Mal brings EverTrust a proven track record of building successful teams and creating innovative sales strategies, as well as developing policies and procedures for credit administration, customer retention and other operational functions,” said Michael R. Deller, EverTrust Bank president. “These skills and experience are critically important to us as we continue to focus on increasing our footprint in King County to drive revenue growth.”

Prior to Pacific Northwest Bank Mr. Harding served in various management and sales positions with U.S. Bank and Seattle-First National Bank. He is a graduate of Montana State University and the Pacific Coast Banking School.

EverTrust Financial Group is a diversified financial services holding company (regulated by the Federal Reserve) that serves the Puget Sound region of Washington state through its EverTrust Bank of Washington branches in Seattle, Bellevue, and Snohomish County; Commercial Mortgage Banking Group office in Tacoma, EverTrust Asset Management office in Seattle, and a commercial mortgage loan production office in Portland, Oregon.

For additional information, visit EverTrust Financial Group at www.EVRTonline.com.